UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 29, 2013
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.(e)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On August 2, 2013, we announced certain executive compensation arrangements for Fiscal Year 2014 to certain of our Executive Officers in a Form 8-K. In the table corresponding to the section entitled "Amendment to Compensation Arrangements with Named Executive Officers," we incorrectly stated Mr. Voyticky's salary as "$750,00". The table should have stated his salary as "$750,000".

Also in the Form 8-K as filed on August 2, 2013, the table corresponding to the section entitled "Equity Long Term Incentive Compensation for FY 2014" was not properly formatted, resulting in errors throughout the table. The table should be replaced in its entirety with the following:

Officer and Title	Number of Options to be Granted
Scott Boruff, Chief Executive Officer	3,000,000
David Voyticky, President and Acting Chief Financial Officer	3,000,000
Deloy Miller, Chairman	499,998
David Hall, Chief Operating Officer	499,998
Kurt Yost, Senior Vice President and General Counsel	300,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2013	Miller Energy Resources, Inc.
By: /s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer